Exhibit 4.4

EXECUTION COPY
          SECOND SUPPLEMENTAL INDENTURE, dated as of January 19, 2007, to the Indenture dated as of September 2, 1997 (as amended and supplemented to the date hereof, the “Indenture”), by and between EOP Operating Limited Partnership, a Delaware limited partnership (the “Issuer”), and U.S. Bank National Association, as trustee (the “Trustee”).
W I T N E S S E T H:
          WHEREAS, the Issuer and the Trustee have heretofore executed and delivered the Indenture, and the Issuer has issued pursuant to the Indenture the following outstanding securities: 7.41% Notes due 2007 (the “7.41% Notes”), 6.763% Notes due 2007 (the “6.763% Notes”), 6.75% Notes due 2008 (the “6.75% Notes”), 6.80% Notes due 2009 (the “6.80% Notes”), 8.10% Notes due 2010 (the “8.10% Notes), 7.25% Notes due 2018 (the “7.25% 2018 Notes”), 7.25% Notes due 2028 (the “7.25% 2028 Notes”) and 7.50% Notes due 2029 (the “7.50% Notes” and, together with the 7.41% Notes, the 6.763% Notes, the 6.75% Notes, the 6.80% Notes, the 8.10% Notes, the 7.25% 2018 Notes and the 7.25% 2028 Notes, collectively the “Notes”);
          WHEREAS, Section 902 of the Indenture provides that the Issuer and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes affected by such supplemental indenture, enter into a supplemental indenture for the purpose of amending certain provisions of (i) the Indenture and (ii) the Notes;
          WHEREAS, in connection with the mergers, including the merger of Equity Office Properties Trust, a Maryland real estate investment trust (“EOPT”), with Blackhawk Acquisition Trust, a Maryland real estate investment trust, with Blackhawk Acquisition Trust continuing as the surviving real estate investment trust (the “EOPT Merger”), contemplated by the Agreement and Plan of Merger dated as of November 19, 2006, as amended to the date hereof, among EOPT, the Issuer, Blackhawk Parent LLC, a Delaware limited liability company, Blackhawk Acquisition Trust and Blackhawk Acquisition, L.P., a Delaware limited partnership, the Issuer has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated as of December 26, 2006 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal, dated as of December 26, 2006 (as the same may be amended or supplemented from time to time, the “Consent and Letter of Transmittal” and, together with the Statement, with respect to the Notes, the “Offers”), from each Holder of the Notes;
          WHEREAS, in connection with the Offers, the Issuer has sought consents from Holders to certain amendments to the Indenture and to the Notes as set forth in Article Two and Article Three of this Second Supplemental Indenture (the “Amendments”), as well as, in the case of the 6.763% Notes and the 7.25% 2028 Notes, additional amendments that are not the subject of this Second Supplemental Indenture;
          WHEREAS, the Issuer has received the consents from Holders of not less than a majority of the outstanding principal amount of the Notes to effect the Amendments;

          WHEREAS, the Issuer has been authorized by resolution to enter into this Second Supplemental Indenture; and
          WHEREAS, all other acts and proceedings required by law and by the Indenture to make this Second Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer and the Trustee hereby agree as follows:
ARTICLE ONE
          SECTION 1.01. Definitions.
          Capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO
          SECTION 2.01. Amendment of Certain Provisions in Article One.
          Section 101 is amended by deleting from such Section those defined terms that, by virtue of the Amendments effected by this Second Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby.
          SECTION 2.02. Amendment of Certain Provisions in Article Five.
          (a) Section 501 of the Indenture is amended by deleting the text of clauses (d) and (e) in their entirety and inserting “[intentionally omitted]” in lieu thereof.
          (b) Section 501 of the Indenture is further amended by deleting the words “or any Significant Subsidiary” from clauses (f) and (g).
          SECTION 2.03. Elimination of Certain Provisions in Article Seven.
          Section 703 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          SECTION 2.04. Amendment of Certain Provisions in Article Eight.
          Section 801 of the Indenture is amended by deleting clause (c) in its entirety and inserting the word “and” before clause (b).

          SECTION 2.05. Elimination of Certain Provisions in Article Ten.
          (a) Section 1004 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          (b) Section 1006 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          (c) Section 1007 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          (d) Section 1008 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          (e) Section 1009 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          (f) Section 1010 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          SECTION 2.06. Amendment of Certain Provisions in Article Fourteen.
          Section 1404 of the Indenture is amended by deleting the text of clauses (b), (c), (d) and (e) in their entirety and inserting “[intentionally omitted]” in lieu of the text of each of these clauses.
ARTICLE THREE
SECTION 3.01. Elimination of Certain Provisions in the Notes.
Each Note is deemed amended by the insertion of the following text on the reverse of the Note:
     “Notwithstanding anything to the contrary contained herein, the terms of the Indenture and this Note have been amended and the following provisions of the Indenture, and the corresponding provisions of this Note, are no longer applicable to this Note: clauses (d) and (e) of Section 501; references to “Significant Subsidiaries” in clauses (f) and (g) of Section 501; Section 703; clause (c) of Section 801; Section 1004; Section 1006; Section 1007; Section 1008; Section 1009; Section 1010; and clauses (b), (c), (d) and (e) of Section 1404.”

ARTICLE FOUR
          SECTION 4.01. Effectiveness of Second Supplemental Indenture; Operation of Amendments to Indenture and Notes.
          This Second Supplemental Indenture shall be effective upon its execution by the parties hereto. The Amendments set forth in Articles Two and Three hereof will only become operative concurrently with the consummation of the EOPT Merger, provided that all validly tendered Notes are accepted for purchase pursuant to the applicable Offers upon consummation of the EOPT Merger.
          SECTION 4.02. Severability.
          In case any provision in this Second Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 4.03. Continuing Effect of Indenture.
          Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.
          SECTION 4.04. Construction of Second Supplemental Indenture.
          This Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 4.05. Trust Indenture Act Controls.
          If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of this Second Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Second Supplemental Indenture is executed, the provision required by said Act shall control.
          SECTION 4.06. Disclaimer.
          The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

          SECTION 4.07. Counterparts.
          This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

EOP OPERATING LIMITED PARTNERSHIP

By:	Equity Office Properties Trust, as General Partner

By	/s/ Stanley M. Stevens
Name: Stanley M. Stevens Title: Executive Vice President, Chief Legal Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Richard Prokosch
Name: Richard Prokosch Title: Vice President